UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

USCB Financial Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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EXPLANATORY NOTE

On April 17, 2023, USCB Financial Holdings, Inc. (the “Company”) filed its Definitive Proxy Statement on Schedule 14A and the related Proxy Card (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s 2023 Annual Meeting of Shareholders to be held, through a virtual meeting platform, at 10:00 a.m. Eastern time on May 22, 2023 (the “Annual Meeting”).

This supplement to the Proxy Statement (the “Supplement”) is being filed to include the correct biography for Dr. Levitan which was inadvertently omitted from the list of “Nominees for Director for a One-Year Term Expiring in 2024.” The Proxy Statement, with Dr. Levitan’s correct biography was mailed to the Company’s shareholders on April 17, 2023, and is available at www.edocumentview.com/USCB.

Other than the inclusion of Dr. Levitan’s biography, no other information in the Proxy Statement has been revised, supplemented, updated or amended and the Proxy Statement continues to be in full force and effect as originally filed and the Company continues to seek the vote of its stockholders for all proposals to be voted on at the Annual Meeting. The Supplement should be read together with the Proxy Statement.

Nominees for Director for a One-Year Term Expiring in 2024 (continued)

Name	Age and Principal Occupation During the Past Five Years/ Public Directorships
Aida Levitan, Ph.D., APR

Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2013; served as Chairperson of the Board from 2017 until January 2023. Dr. Levitan is nationally recognized marketing communications and civic leader. She founded the strategic branding and marketing firm The Levitan Group, Inc. in 2006 and has served as its President since then. From 2004 to 2005, Dr. Levitan served as Vice Chairperson/President of Bromley Communications, which she helped transform into the number one Hispanic advertising agency in the U.S. (Advertising Age, 2004). In 1986 she co-founded Sanchez & Levitan and sold the agency to Publicis Groupe. Under her leadership as Co-Chairman/CEO between 2001 and 2003, Publicis Sanchez & Levitan became one of the top ten U.S. Hispanic advertising agencies (Advertising Age). With regard to her civic engagement, Dr. Levitan served as Chair of FACE (Facts About Cuban Exiles) and the University of Miami Cuban Heritage Collection Amigos Board in 2019. She founded ArtesMiami, Inc., a nonprofit organization, in 1995 and has served as its President since 2016. In 2010, President Obama and the U.S. Congress named her to the National Museum of the American Latino Commission and in 2012 into the Smithsonian Latino Center National Board, where she served as Vice Chair. In 2015 she was elected to the Council on Foreign Relations. Between 2000 and 2010, Dr. Levitan served on the board of The Art Institutes, a public company, and as Chairperson of the Aetna Latino Advisory Council. In 2004 she served as President of the national Association of Hispanic Advertising Agencies. Dr. Levitan obtained her Ph.D. degree, with a specialty in Spanish Literature, from Emory University in 1977 and a B.A. from the University of Miami in 1969. We believe Dr. Levitan’s extensive marketing communications and leadership experience as well as her community relations qualifies her to sit on our Board. Age 75.